Exhibit 6

ALTA MESA RESOURCES, INC. EQUITY VOTING AGREEMENT

This Alta Mesa Resources, Inc. Equity Voting Agreement (this “Agreement”) is made and entered into effective as of March 21, 2018 (the “Effective Date”) by and among by and among High Mesa Inc., a Delaware corporation (the “Company”), and each of the parties hereto. Each party hereto, a “Party,” and all parties hereto collectively, the “Parties.”

WHEREAS, as of the Effective Date, the Company indirectly owns Class C common stock, par value $0.0001 (“Class C Common Stock”), of Alta Mesa Resources, Inc. (f/k/a Silver Run Acquisition Corporation II), a Delaware corporation (“AMR”), and common units representing limited partner interests (“Common Units”) in SRII Opco, LP, a Delaware limited partnership; and

WHEREAS, a share of Class C Common Stock and a Common Unit may together be exchanged for a share of the Class A common stock, par value $0.0001 (“Class A Common Stock”), of AMR at such time and in the manner provided in the Second Amended and Restated Certificate of Incorporation of AMR and the Amended and Restated Agreement of Limited Partnership of SRII Opco, LP, dated as of February 9, 2018; and

WHEREAS, the Parties desire to enter into this Agreement to provide for the manner in which securities of AMR, including Class A Common Stock and Class C Common Stock, owned directly or indirectly by the Company shall be voted.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; VOTING

1.1    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

(i)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, the Company, and its subsidiaries, shall not be considered an Affiliate of Bayou City, any Bayou City Holder, HPS or any HPS Holder.

(ii)	“Bayou City” means Bayou City Energy Management LLC, a Delaware limited liability company.

(iii)	“Bayou City Holder” means Bayou City and each Person who is an Affiliate of Bayou City who holds Common Stock, solely with respect to such Common Stock held by such Person.

(iv)	“Common Stock” means the common stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such common stock may be reclassified or changed.

(v)	“HPS” means HPS Investment Partners, LLC, a Delaware limited liability company.

(vi)	“HPS Holder” means HPS and each Person who is an Affiliate of HPS who holds Common Stock, solely with respect to such Common Stock held by such Person.

(vii)	“Majority Board Consent” means, as of any determination date, the affirmative vote of the directors then constituting more than fifty percent (50%) of the Board based on the number of directors at a duly called and convened meeting of the Board or the affirmative written consent in lieu of a meeting executed by the directors then constituting more than fifty percent (50%) of the Board based on the number of directors.

(viii)	“Management Holders” means, as of any determination time, any holder of Shares that does not constitute an HPS Holder or Bayou City Holder as of such determination time.

(ix)	“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, other entity or government or any agency or political subdivision thereof.

(x)	“Preferred Stock” means the preferred stock, $0.001 par value per share, of the Company, however designated.

(xi)	“Shares” means any shares of Common Stock or Preferred Stock, whether held on the date hereof or acquired after the date hereof by exchange, conversion, purchase or otherwise.

(xii)	“Stockholder” means any record holder of Shares.

(xiii)	“Unanimous Consent” means, as of any determination date, the affirmative vote of all of the Directors then constituting the entire Board at a duly called and convened meeting of the Board or the affirmative written consent in lieu of a meeting executed by all of the Directors then constituting the entire Board; provided that, in the event the HPS Holders, the Bayou City Holders or the Management Holders, as applicable, fail to nominate any applicable director, or fill any vacancy in their respective directorship(s), and any such vacancy lasts for more than thirty (30) days, then, until such time as the HPS Holders, the Bayou City Holders or the Management Holders, as applicable, elect a qualified director, the Board may act by Majority Board Consent (based on the number of directors then elected).

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1.2    Voting. For so long as the Company owns, directly or indirectly, any securities of AMR, including shares of Class A Common Stock or Class C Common Stock, the Board of Directors of the Company (the “Board”) shall consider each matter that is to be voted upon at any meeting of the security holders of AMR or any consent of the security holders of AMR in lieu of a meeting of such security holders (each an “AMR Stockholder Vote”). If the Board is unable to determine by Unanimous Consent how to vote the securities of AMR owned, directly or indirectly, by the Company in a single block in an AMR Stockholder Vote, then (i) with respect to securities of AMR held directly by the Company, the Company shall vote such securities, and (ii) with respect to securities of AMR held indirectly by the Company, the Company shall cause its subsidiaries to vote such securities, in the case of each of the foregoing clause (i) and (ii), proportionately in accordance with the expressed direction of the HPS Holders, the Bayou City Holders and the Management Holders, based upon the relative ownership of Shares in the Company of each such group of Stockholders. Each Stockholder hereby agrees to take such action as may be reasonably necessary to cause each subsidiary of the Company to carry into effect this Agreement, including by directing such Stockholder’s representatives serving on the governing body of such subsidiary.

ARTICLE II

EFFECTIVE; TERMINATION

This Agreement shall become effective as of the Effective Date and this Agreement shall terminate and no longer be of force and effect with respect to a Party at such time as such Party and its Affiliates no longer own any Shares.

ARTICLE III

MISCELLANEOUS

3.1    Specific Enforcement. Each Party acknowledges and agrees that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may, in such Party’s sole discretion and in addition to or in lieu of any other remedies available to such Party at law or in equity, apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

3.2    Amendments and Waivers. This Agreement or any provision hereof may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by each Party. The failure of any Party to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement.

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3.3    Severability. This Agreement is intended to be valid and effective under any applicable law and, to the extent permissible under applicable law, shall be construed to avoid violation of or invalidity under any applicable law. Should any provisions of this Agreement become invalid, illegal, or unforeseeable under any applicable law, the other provisions of this Agreement shall be reformed, construed and enforced so as to give full force and effect to the original intent of the Parties.

3.4    Successor and Assigns. This Agreement, including, without limitation, any amendment or waiver of the observance thereof effected in accordance with Section 3.2, shall inure, to the benefit of and be binding upon the Parties and their respective heirs, successors, assigns, administrators, executors, and other legal representatives.

3.5    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

3.6    Notice. Any and all notices, requests, consents or other communications permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed received (a) if given by electronic mail with acknowledgement of receipt requested or received, when transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid, three (3) business days after being deposited in the United States mails and (c) if given by Federal Express service or other means, when received or personally delivered. Notices shall be sent to the addresses and facsimile numbers of the Parties set forth in the stock records of the Company or at such other address as such Party may designate by advance written notice to the other Parties hereto.

3.7    Additional Documentation. Each Party agrees to execute and deliver such additional documents and take such additional actions as may be requested by any other Party to carry out the intent of this Agreement.

3.8    Governing Law. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the transactions leading to this Agreement or contemplated hereby, and/or the interpretation and enforcement of the rights and duties of the Parties or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof.

3.9    CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ANY PROCEEDING ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER OR RELATED IN ANY WAY TO THE FOREGOING MAY ONLY BE INSTITUTED IN THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE AND EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH PROCEEDING. SERVICE OF PROCESS WITH RESPECT

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THERETO MAY BE MADE UPON A PARTY HERETO BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN THE STOCK RECORDS OF THE COMPANY.

3.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

3.11    No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the Parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

HIGH MESA INC., a Delaware corporation

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle,
President and Chief Executive Officer

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

HPS:

HPS INVESTMENT PARTNERS, LLC

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

BAYOU CITY:

BAYOU CITY ENERGY MANAGEMENT LLC

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

STOCKHOLDERS:

AM MME HOLDINGS, LP, a Texas limited partnership

By:	AM MME GP, LLC,
a Texas limited liability company, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle,
Chief Executive Officer

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

GALVESTON BAY RESOURCES HOLDINGS, LP, a Texas limited partnership

By:	Galveston Bay Resources Holdings GP, LLC,
a Texas limited liability company, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle,
Chief Executive Officer

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

PETRO ACQUISITIONS HOLDINGS, LP, a Texas limited partnership

By:	Petro Acquisitions Holdings GP, LLC,
a Texas limited liability company, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle,
Chief Executive Officer

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

PETRO OPERATING COMPANY HOLDINGS, INC., a Florida corporation

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle,
President

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

/s/ Harlan H. Chappelle
HARLAN H. CHAPPELLE

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

/s/ Dale Hayes
DALE HAYES

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

/s/ Gene Cole
GENE COLE

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

/s/ Mike McCabe
MIKE MCCABE

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

MEZZANINE PARTNERS II DELAWARE SUBSIDIARY, LLC, as Stockholder

By:	HPS Mezzanine Partners II, LLC, as investment manager

By:	HPS Investment Partners, LLC, its sole and managing member

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

OFFSHORE MEZZANINE PARTNERS MASTER FUND II, L.P., as Stockholder

By:	HPS Mezzanine Partners II, LLC, as investment manager

By:	HPS Investment Partners, LLC, its sole and managing member

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

INSTITUTIONAL MEZZANINE PARTNERS II SUBSIDIARY, L.P., as Stockholder

By:	HPS Mezzanine Partners II, LLC, as investment manager

By:	HPS Investment Partners, LLC, its sole and managing member

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

AP MEZZANINE PARTNERS II, L.P., as Stockholder

By:	HPS Mezzanine Partners II, LLC, as investment manager

By:	HPS Investment Partners, LLC, its sole and managing member

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

JADE REAL ASSETS FUND, L.P., as Stockholder

By:	HPS Investment Partners, LLC, its investment manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Stockholder

By:	HPS Investment Partners, LLC, pursuant to proxy

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT, as Stockholder

By:	HPS Investment Partners, LLC, pursuant to proxy

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

NORTHWESTERN MUTUAL CAPITAL STRATEGIC EQUITY FUND III, LP, as Stockholder

By:	Northwestern Mutual Capital GP III, LLC
	Its:	General Partner

	By:	Northwestern Mutual Capital, LLC,
		Its:	Manager

		By:	HPS Investment Partners, LLC, pursuant to proxy

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

KCK-AMIH, LTD., a Cayman Islands exempted company, as Stockholder

By:	HPS Investment Partners, LLC, as attorney in fact

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

UNITED INSURANCE COMPANY OF AMERICA, as Stockholder

By:	HPS Investment Partners, LLC, as attorney-in-fact

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

BCE-MESA HOLDINGS, LLC

By:	Bayou City Energy Management LLC
Its:	Manager

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement

BCE-AMH HOLDINGS, LLC

By:	Bayou City Energy Management LLC
Its:	Manager

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

Signature Page to Alta Mesa Resources, Inc. Equity Voting Agreement